                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                            _______________________

                                    FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): March 6, 2000

                         Sylvan Learning Systems, Inc.
              (Exact Name of Registrant as Specified in Charter)


Maryland                                                 0-22844                         52-1492296
(State or Other Jurisdiction of Incorporation)    (Commission File Number)      (IRS Employer Identification No.)

               1000 Lancaster Street, Baltimore, Maryland  21202
                       (Address of Principal Executive Offices) (ZIP Code)

       Registrant's telephone number, including area code (410) 843-8000

         (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets.

          On March 6, 2000, Sylvan Learning Systems, Inc. ("Sylvan") announced the consummation of the sale of its computer-based testing division, known as Sylvan Prometric. On January 26, 2000, (i) Sylvan entered into a Stock Purchase Agreement with Prometric, Inc., a Maryland corporation and a wholly-owned subsidiary of Sylvan ("Prometric"), The Thomson Corporation, a corporation formed under the laws of Ontario, Canada ("Thomson"), and Prometric Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Thomson (the "Stock Purchase Agreement"), and (ii) Sylvan I B.V., a wholly-owned Dutch subsidiary of Sylvan, entered into an Acquisition Agreement with Dodd Street Holdings B.V., a wholly-owned Dutch subsidiary of Thomson (the "Acquisition Agreement" and, together with the Stock Purchase Agreement, the "Agreements"). Pursuant to the Agreements, Sylvan agreed to sell Prometric for an aggregate purchase price of approximately $775,000,000. The purchase price remains subject to adjustment upon certain events described in the Agreements.

          The foregoing description of the Agreements and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the Agreements, each filed as exhibits to Sylvan's Form 8-K filed on February 2, 2000. A press release issued by Sylvan on March 6, 2000 announcing the consummation of the sale is attached hereto as
  Exhibit 99.01 and incorporated by reference herein.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

               (a)  Not Applicable.

               (b) Pro Forma Financial Information. The following unaudited pro forma consolidated balance sheet data gives effect to the disposition of Sylvan Prometric as if had occurred on December 31, 1999.

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          The unaudited pro forma consolidated statement of operations data are not necessarily indicative of the operating results that would have been achieved had the transaction actually occurred on January 1, 1999, nor are they necessarily indicative of future operations. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes to the unaudited pro forma consolidated financial information.

                                                                                December 31, 1999
                                             ----------------------------------------------------------------------------------
                                                                              (2)                      (3)
                                             Consolidated                  Prometric               Pro Forma
                                                Actual                        Sale                Adjustments       Pro Forma
                                             ----------------------------------------------------------------------------------
                                                                       (Amounts in thousands)
Condensed  Balance Sheet :

Cash and cash equivalents                             $ 20,410             $       -               $       -           $ 20,410
Available-for-sale securities                           10,890               600,000                (122,991)           487,899
Receivables                                            127,163               (51,696)                      -             75,467
Other current assets                                    33,435                (8,752)                      -             24,683
Property and equipment, net                            213,462               (85,742)                      -            127,720
Intangible assets, net                                 326,735              (134,563)                      -            192,172
Other assets                                           106,097               (49,600)                      -             56,497
                                                --------------     -----------------       -----------------     --------------
Total assets                                          $838,192             $ 269,647               $(122,991)          $984,848
                                                ==============     =================       =================     ==============

Accounts payable and accrued expenses                 $ 93,249             $ (41,332)              $       -           $ 51,917
Due to shareholders of acquired companies               22,474                     -                       -             22,474
Long-term debt                                         151,204                     -                (122,991)            28,213
Other liabilities                                       85,087                (8,734)                      -             76,353
                                                --------------     -----------------       -----------------     --------------
Total liabilities                                      352,014               (50,066)               (122,991)           178,957
Minority interest                                       12,085                     -                       -             12,085
Stockholders' equity                                   474,093               319,713                       -            793,806
                                                --------------     -----------------       -----------------     --------------
Total liabilities and stockholders equity             $838,192             $ 269,647               $(122,991)          $984,848
                                                ==============     =================       =================     ==============

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
                                                                 Year Ended December 31, 1999
                                            ----------------------------------------------------------------------
                                                   (1)                (2)             (3)
                                              Consolidated         Prometric       Pro Forma
                                                 Actual              Sale         Adjustments         Pro Forma
                                            ----------------------------------------------------------------------
                                                            (Amounts in thousands, except per share data)
Condensed Statement of Operations:

Revenues                                          $558,309          $(219,813)          $      -          $338,496
Direct costs                                       479,644           (193,677)                 -           285,967
Other expenses                                      32,138               (156)                 -            31,982
                                            --------------      -------------     --------------      ------------
Operating income                                    46,527            (25,980)                 -            20,547
Non-operating income                               (21,081)               479             28,282             7,680
                                            --------------      -------------     --------------      ------------
Income from continuing operations before
  income taxes and cumulative effect of
  change in accounting principle                    25,446            (25,501)            28,282            28,227
Tax benefit (expense)                              (11,113)            12,169            (11,596)          (10,540)
                                            --------------      -------------     --------------      ------------
Income from continuing operations before
 cumulative effect of change in accounting
 principle                                        $ 14,333          $ (13,332)          $ 16,686          $ 17,687
                                             =============       ============      =============       ===========

Earning per common share from continuing
 operations:
     Basic                                        $   0.28                                                $   0.34
                                            ==============                                            ============
     Diluted                                      $   0.27                                                $   0.33
                                            ==============                                            ============

Notes to Pro Forma Financial Information (amounts in thousands):

(1) During the year ended December 31, 1999, Sylvan recognized restructuring costs of $5,127. Additionally, Sylvan recognized significant non-recurring operating charges, which totaled $10,300. These charges principally related to asset impairment charges, which resulted from management's focus on simplification of the business model and a return to the core business strengths. Losses recorded on disposal of investments also resulted in $13,400 of non-recurring charges during the year. The cumulative effect of these significant, unusual charges was to reduce income from continuing operations before income taxes and cumulative effect of change in accounting principle by $28,800 in 1999.

(2) The balance sheet has been adjusted to remove the assets and liabilities of Sylvan Prometric at December 31, 1999 and reflect the receipt of $775,000 of cash from the sale, net of income taxes of $143,000 and transaction related costs offset by estimated working capital settlements of $32,000. The final gain from sale after the analysis is complete is not expected to vary significantly from the pro forma amount. Sylvan has estimated the domestic and foreign income taxes resulting from the sale based on the expected allocation of proceeds to subsidiaries that are a party to the transaction and the tax laws of the jurisdictions in which these subsidiaries operate.

     Available-for-sale securities has been adjusted to reflect the $600,000 of net cash. Stockholders' equity has been adjusted to reflect the estimated gain on disposition of $319,713. The statement of operations has been adjusted to remove the actual results of operations of Sylvan Prometric for the year ended December 31, 1999.

(3) The balance sheet has been adjusted to reflect the repayment of $122,991 of outstanding debt on Sylvan's line of credit with the proceeds from the sale of Sylvan Prometric. The statement of operations has been adjusted to remove interest expense of $9,202 as a result of the debt repayment at an assumed average rate of 7.48% and to reflect interest income of $19,080 from investing the excess proceeds from the sale at an assumed rate of 4%. Taxes were assumed at a rate of 41% for the year.

          (c)  Exhibits.  The following exhibits are filed with this report:

          99.01 Press Release, dated March 6, 2000 of Sylvan Learning Systems, Inc., filed herewith.

                        [Signature on following page.]
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                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SYLVAN LEARNING SYSTEMS, INC.

                                        /s/  B. Lee McGee
                                        ______________________________________
                                        Name:  B. Lee McGee
                                        Title: Executive Vice President and
                                               Chief Financial Officer

Date:  March 21, 2000

                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description                                     Page No.
-------          -----------                                     -------

99.01            Press Release, dated March 6, 2000 of
                 Sylvan Learning Systems, Inc.,
                 filed herewith.